UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 19, 2006

                 ADVANCED MAGNETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

                    Delaware

(State or Other Jurisdiction of Incorporation)

0-14732 (Commission File Number) 61 Mooney Street Cambridge, Massachusetts (Address of Principal Executive Offices)	04-2742593 (IRS Identification No.) 02138 (Zip Code)

                               (617) 497-2070

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 19, 2006, Advanced Magnetics, Inc. (the “Company”) issued a press release setting forth the Company’s results of operations and financial condition for the quarter ended December 31, 2005. The Company's press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby furnishes the following exhibit:

99.1	Press release dated January 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By:	/s/ Michael N. Avallone
Name:	Michael N. Avallone
Title:	Chief Financial Officer

Date: January 19, 2006

Exhibit Index

99.1	Press release dated January 19, 2006

EXHIBIT 99.1

For Immediate Release

Contact:

Lisa Gordon, Vice President of Business Development

Advanced Magnetics, Inc.

(617) 497-2070 (x3024)

lgordon@advancedmagnetics.com

ADVANCED MAGNETICS, INC. REPORTS RESULTS FOR THE FIRST FISCAL QUARTER OF 2006 ENDED DECEMBER 31, 2005

CAMBRIDGE, MA (January 19, 2006) -- Advanced Magnetics, Inc. (AMEX:AVM) today announced operating results and revenues for the first fiscal quarter of 2006 ended December 31, 2005. Revenues for the quarter were $664,355 as compared to revenues of $1,022,264 for the same period in fiscal 2005. The company reported a net loss of $(4,214,732) or $(0.43) per share compared to a net loss of $(2,549,112) or $(0.32) per share for the same period in fiscal 2005. The decrease in revenues for the first fiscal quarter of 2006 as compared to the equivalent fiscal quarter last year is attributable to a decrease in the recognition of deferred license fee revenue from a license and marketing agreement covering Combidex® and a decrease in product sales of Feridex I.V.® by our marketing partners. The increase in the loss for the quarter ended December 31, 2005 as compared to the quarter ended December 31, 2004 was primarily due to a non-cash charge of $1,108,891 associated with the company’s adoption of SFAS 123R relative to accounting for employee stock-based compensation. Costs and expenses associated with the same period last year do not include, and have not been restated to reflect, a non-cash accounting charge of $245,320 associated with employee stock-based compensation. In addition, research and development expenses related to the Phase III clinical trials for ferumoxytol in iron replacement therapy increased in the first fiscal quarter of 2006 compared to the same period in fiscal 2005. Cash, cash equivalents and short-term investments (consisting entirely of U.S. Treasury Notes and Bills), totaled approximately $20 million at December 31, 2005.

“We believe that during the first fiscal quarter of 2006 we continued to make significant progress in our development program for ferumoxytol as an iron replacement therapeutic. A key element in our continuing progress was the recruitment of Dr. Brian J.G. Pereira, a renowned nephrologist and physician executive, as our new President,” stated Jerome Goldstein, Chairman and CEO of Advanced Magnetics. “We remain confident in the potential that both ferumoxytol and Combidex have in their respective markets.”

“We believe there is an unmet clinical need for an intravenous iron that can be safely delivered in large doses as a single injection,” stated Dr. Brian J. G. Pereira, President of Advanced Magnetics. “We are strengthening our clinical and regulatory teams to ensure that we bring ferumoxytol as quickly as possible to dialysis dependent chronic kidney disease patients and those not yet on dialysis.”

Ferumoxytol, our key product candidate, is in Phase III multi-center clinical trials for use as an iron replacement therapeutic in chronic kidney disease patients, whether or not on dialysis.

- more -

Advanced Magnetics, Inc.

Q1 2006 Earnings Release

Combidex, our other product under development, is an investigational functional molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging, or MRI, to aid in the differentiation of cancerous from normal lymph nodes. In March 2005, we received an approvable letter from the FDA with respect to Combidex, subject to certain conditions.

About Advanced Magnetics

Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease. For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release that do not describe historical facts, including but not limited to, statements regarding the development programs and regulatory process for ferumoxytol or Combidex, and our belief in the role these products will play in the marketplace, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that we may not be able to successfully complete the clinical development of ferumoxytol, or may not be able to complete the development in a timely or cost-effective manner, due to the timing of enrollment of patients in the Phase III studies, unexpected results from our clinical sites, inadequate performance by third-party service providers involved in the conduct of the clinical trials, deficiencies in the design or oversight by us of these trials, or any other factor causing an increase in expenses, a delay and/or a negative effect on the results of the clinical studies for ferumoxytol; (2) uncertainties surrounding the timing and results of FDA interactions regarding the clinical development of ferumoxytol and our ability to obtain regulatory approval for ferumoxytol from the FDA; (3) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (4) the possibility that we may not be able to timely or cost-effectively resolve the questions raised by the FDA and satisfy the conditions specified for approval of Combidex, including the provision of additional data or the conduct of additional clinical trials to demonstrate the efficacy of Combidex; (5) the possibility that we may not be able to raise additional capital on terms and on a timeframe acceptable to us, if at all; and (6) other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

- financial table to follow -

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Advanced Magnetics, Inc.

Q1 2006 Earnings Release

. ADVANCED MAGNETICS, INC.
CONDENSED INCOME STATEMENT FOR THE THREE-MONTH PERIOD
ENDED DECEMBER 31, 2005
(unaudited)

	Three Months Ended December 31,
	2005	2004
Revenues	$ 664,355	$ 1,022,264
Costs and expenses*	(5,054,022)	(3,634,194)
Interest income	174,935	62,818

Net loss	$ (4,214,732)	$ (2,549,112)
Loss per share, basic and diluted:	$ (0.43)	$ (0.32)
Weighted average shares outstanding, basic and diluted	9,886,262	7,985,382

*  Costs and expenses in the first quarter of fiscal year 2006 include a non-cash charge of $1,108,891 associated with the Company’s adoption of SFAS 123R relative to accounting for employee stock-based compensation. Costs and expenses associated with the same period last year do not include, and have not been restated to reflect, a non-cash accounting charge of $245,320 associated with employee stock-based compensation .

BALANCE SHEET DATA

	12/31/05	9/30/05
Cash, cash equivalents and short-term investments*	$ 20,107,889	$ 23,727,298
Working capital	$ 18,262,134	$ 21,211,412
Total assets	$ 25,097,510	$ 28,291,982
Shareholders' equity	$ 19,585,822	$ 22,379,159

*  Short-term investments at 12/31/05 consist of a U.S. Treasury Note with a maturity date of February 15, 2006, and two U. S. Treasury Bills having maturity dates of January 5, 2006 and January 26, 2006. Short-term investments at 9/30/05 consist of a U.S. Treasury Note with a maturity date of February 15, 2006, combined with three U.S. Treasury bills having maturity dates of October 27, 2005, November 3, 2005 and January 26, 2006.

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